SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2007

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2007, the Compensation and Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Stepan Company (“Stepan”) granted non-qualified stock options and performance shares to the executive officers of Stepan in accordance with the provisions of the Stepan Company 2006 Incentive Compensation Plan (the “Plan”). The Committee is comprised entirely of independent directors. The Plan was previously approved by the stockholders of Stepan at the Stepan Annual Meeting of Stockholders on April 25, 2006.

The non-qualified stock options and performance shares granted by the Committee to the executive officers of Stepan on February 13, 2007, were as follows:

Name and Position	Number of Non-Qualified Stock Options	Number of Performance Shares
F. Quinn Stepan, Jr., President and Chief Executive Officer	30,000	6,000
F. Quinn Stepan, Chairman	0	0
James E. Hurlbutt, Vice President, Finance	3,500	2,000
Frank Pacholec, Vice President, Research and Development	3,500	2,000
Gregory Servatius, Vice President, Human Resources	3,500	2,000
John V. Venegoni, Vice President and General Manager, Surfactants	7,000	3,500
Robert J. Wood, Vice President and General Manager, Polymers	7,000	3,500
H. Edward Wynn, Vice President, General Counsel and Secretary	3,500	2,000
Anthony J. Zoglio, Vice President, Supply Chain	7,000	3,500

The Plan also allows the Committee to grant incentive stock options to the executive officers of Stepan. However, the Committee did not grant such options on February 13, 2007, but may in the future in accordance with the Plan.

Any stock options or performance shares granted to an executive officer pursuant to the Plan will be evidenced by an Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement or Restricted Stock Agreement in the forms attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

The non-qualified stock options listed above vest after each executive officer completes two (2) continuous years of employment following the date of the grant (i.e., February 13, 2009) and expire on the date which is the earliest of eight (8) years after the date of the grant (i.e., February 12, 2015) or the date on which the executive officer’s employment with Stepan is terminated for any reason other than by disability, death or normal retirement (or early retirement with Stepan’s approval). The option price of each share of stock for these grants is the Fair Market Value, which the Plan defines as the average of the opening price and the closing price of Stepan Common Stock on the date of the grant. In this instance, the option price on February 13, 2007 is $31.70. Other terms and conditions of these grants are as set forth in the Non-Qualified Stock Option Agreement between each executive officer and Stepan in the form attached as Exhibit 10.2 hereto.

Performance shares are rights to receive shares of Stepan Common Stock based on the attainment of performance goals established by the Committee measured over a given performance period. For the above-listed performance shares, the performance period is the period beginning on January 1, 2007, and ending on December 31, 2009. The performance shares are also subject to the risk of forfeiture conditions and other terms, conditions and restrictions as set forth in the Restricted Stock Agreement between the executive officer and Stepan in the form attached as Exhibit 10.3 hereto. If the employment of the executive officer is terminated for any reason during the performance period, the executive officer shall immediately forfeit to Stepan all of said performance shares, without any consideration paid to the executive officer, and, thereafter, the executive officer shall have no further rights with respect to such performance shares. Stepan shall be authorized to cancel such shares at the end of the performance period.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Form of Incentive Stock Option Agreement under Stepan Company 2006 Incentive Compensation Plan

10.2	Form of Non-Qualified Stock Option Agreement under Stepan Company 2006 Incentive Compensation Plan

10.3	Form of Restricted Stock Agreement under Stepan Company 2006 Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens
Assistant Secretary

Date: February 16, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Incentive Stock Option Agreement under Stepan Company 2006 Incentive Compensation Plan

10.2	Form of Non-Qualified Stock Option Agreement under Stepan Company 2006 Incentive Compensation Plan

10.3	Form of Restricted Stock Agreement under Stepan Company 2006 Incentive Compensation Plan

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